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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549



                              F O R M  8-K

                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                       -------------------------

                           Date of Report


                          August 20, 2001


                             FVNB CORP.
      (Exact name of registrant as specified in its charter)


                  Commission file number: 333-47939


                     Texas                                        74-2871063
(State or other jurisdiction of incorporation                 (I.R.S. Employer
                or organization)                             Identification No.)


                          101 S. Main Street
                        Victoria, Texas 77901
               (Address of principal executive offices)


                           (361) 573-6321
       (Registrant's telephone number, including area code)


                                N/A
   (Former name or former address, if changed since last report)

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ITEM 5.         OTHER EVENTS


The news release of FVNB Corp. dated August 10, 2001, attached and filed herewith as Exhibit 99, is incorporated herein by reference. The release announced that documents to establish the effective date of the Company's going private transaction were filed as of 5:00 p.m. on August 10, 2001. The Company will soon be sending instructions to shareholders of the Company as of that date concerning how they may receive any cash payment to which they may be entitled. The Company also plans to terminate the registration of the common stock of the Company under Section 12(g) of the Securities Exchange Act of 1934 and cause the common stock of the Company to cease to be listed and traded on the NASDAQ National Market System in the near future.

As of August 13, 2001, the Company terminated the registration of the common stock of the Company under Section 12(g) of the Securities Exchange Act of 1934 and caused the common stock of the Company to cease to be listed and traded on the NASDAQ National Market System.



ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

            c.  Exhibits

                The following exhibit is filed as part of this report:

                (99) News release of FVNB Corp. dated August 10, 2001.












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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FVNB CORP.
                                 (Registrant)



                                 By:   /s/ DAVID M. GADDIS
                                       -----------------------------------------
                                       David M. Gaddis,
                                       President and Chief Executive Officer




Date: August 20, 2001


















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                                INDEX TO EXHIBIT



Exhibit No.          Description                                     Page
-----------          -----------                                     ----
    99               News release of FVNB Corp.                        5
                     dated August 10, 2001





























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